EXHIBIT 99.1

NOVO GROUP, INC.

March 29, 2021

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

Novo Group, Inc.

Brookfield, Wisconsin

Report on the Financial Statements

We have audited the accompanying financial statements of Novo Group, Inc. (the Company), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novo Group, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Chortek LLP

Waukesha, Wisconsin

N19W24133 Riverwood Drive, Suite 305 | Waukesha,

WI 53188 | Ph: 262.522.8227 | Fax: 262.522.8228

www.chortek.com

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NOVO GROUP, INC.
BALANCE SHEETS

	As of December 31,
Assets	2020	2019
Current assets
Cash	$83,339	$549,442
Client fees receivable	774,690	522,993
Other receivables	29,969	8,882
Prepaid expenses	87,354	171,510
Security deposits	17,620	17,620
Total current assets	992,972	1,270,447
Property and equipment, net of accumulated depreciation and amortization	2,099	7,916
Other assets
Deferred tax asset	1,165,400	1,162,100
Total assets	$2,160,471	$2,440,463
Liabilities and stockholders' equity
Current liabilities
Current portion of long-term liabilities
Deferred payroll	$-	$48,825
Line of credit	250,000	360,000
Accounts payable - trade	84,304	102,142
Accrued liabilities	276,067	353,043
Accrued interest	-	35,423
Deferred revenue	115,482	266,658
Deferred rent	-	8,536
Total current liabilities	725,853	1,174,627
Long-term liabilities, less current portion
Note payable - Paycheck Protection Program	663,622	-
Deferred payroll	-	115,167
Total liabilities	1,389,475	1,289,794
Total stockholders' equity	770,996	1,150,669
Total liabilities and stockholders' equity	$2,160,471	$2,440,463

The accompanying notes are an integral part of these financial statements.

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NOVO GROUP, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

		Retained		Additional
		Earnings	Common	Paid-in
	Total	(Deficit)	Stock	Capital
Balance, January 1, 2019	$1,158,209	$(5,169,314)	$180,018	$6,147,505
Net loss	(7,540)	(7,540)	-	-
Balance, December 31, 2019	1,150,669	(5,176,854)	180,018	6,147,505
Net loss	(379,673)	(379,673)	-	-
Balance, December 31, 2020	$770,996	$(5,556,527)	$180,018	$6,147,505

The accompanying notes are an integral part of these financial statements.

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NOVO GROUP, INC.
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020		2019
		% to		% to
	Amount	Revenue	Amount	Revenue
Revenue	$4,028,316	100.00%	$5,404,705	100.00%
Cost of delivery	2,031,765	50.44	2,671,126	49.42
Gross profit	1,996,551	49.56	2,733,579	50.58
Corporate expenses	2,349,951	58.34	2,722,784	50.38
Net income (loss) from operations	(353,400)	(8.78)	10,795	0.20
Other income (expense)
Depreciation	(5,818)	(0.14)	(14,687)	(0.27)
Interest expense	(22,406)	(0.56)	(32,667)	(0.60)
Income (loss) before income taxes	(381,624)	(9.48)%	(36,559)	(0.67)%
Income tax provision (benefit)	(1,951)		(29,019)
Net loss	$(379,673)		$(7,540)

The accompanying notes are an integral part of these financial statements.

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NOVO GROUP, INC.
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
Cash flows from operating activities	2020	2019
Net income (loss)	$(379,673)	$(7,540)
Adjustments to reconcile consolidated net income to net cash provided (used) by operating activities:
Depreciation and amortization	5,817	14,687
Deferred tax asset	(3,300)	(30,000)
	(377,156)	(22,853)
Changes in operating assets and liabilities:
Decrease (increase) in -
Client fees receivable	(251,697)	208,651
Other receivables	(21,087)	(8,882)
Prepaid expenses	84,156	(21,040)
Security deposits	-	500
(Decrease) increase in -
Accounts payable - trade	(17,838)	(55,513)
Accrued liabilities	(76,976)	(208,185)
Accrued interest	(35,423)	1,609
Deferred payroll	(163,992)	(55,335)
Deferred revenue	(151,176)	(2,145)
Deferred rent	(8,536)	(6,297)
Net cash provided (used) by operating activities	(1,019,725)	(169,490)
Cash flows from investing activities
Expenditures for property and equipment	-	(4,200)
Net cash used by investing activities	-	(4,200)
Cash flows from financing activities
(Payments on) proceeds from line of credit	(110,000)	-
Proceeds from note payable - Paycheck Protection Program	663,622	-
Payments on notes payable subordinated debt	-	(5,625)
Net cash (used) provided by financing activities	553,622	(5,625)
Decrease in cash	(466,103)	(179,315)
Cash, beginning of year	549,442	728,757
Cash, end of year	$83,339	$549,442

The accompanying notes are an integral part of these financial statements.

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NOVO GROUP, INC.

NOTES TO FINANCIAL STATEMENTS – DECEMBER 31, 2020 AND 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Novo Group, Inc. provides professional services, offering talent acquisition solutions and customized human capital consulting programs for organizations nationwide.

The Company was incorporated in Delaware and began operations in October 2003. The Company’s corporate headquarters is in Brookfield, Wisconsin. The Company operates in Wisconsin and Illinois.

Concentration of Credit Risk and Other Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash balances and client fees receivable.

The Company's cash balances are on deposit with one bank. Cash is insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company is exposed to credit risk in the event of default by the bank for amounts that exceed the FDIC limits. Management believes the Company is not exposed to significant credit risk on cash.

The Company grants credit to customers, substantially all of whom are located in the United States. At December 31, 2020, two customers accounted for 64% of total client fees receivable. At December 31, 2019, one customer accounted for 12% of total client fees receivable. The Company controls credit risk through credit approvals and monitoring procedures. The Company performs ongoing credit evaluations and does not require collateral from its customers.

For the year ended December 31, 2020, two customers accounted for approximately 32% of the Company’s revenues. For the year ended December 31, 2019, one customer accounted for approximately 20% of the Company’s revenues.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Client Fees Receivable

Client fees receivable are stated at the amount the Company expects to collect. Differences between the amount due and the amount the Company expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to the valuation allowance. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to client fees receivable.

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of client fees receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Client fees receivable are presented net of an allowance for doubtful accounts of $25,000 and $10,466 at December 31, 2020 and 2019, respectively.

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Property and Equipment

Property and equipment are recorded at cost. The Company uses the straight-line method for recording depreciation and amortization expense for financial reporting purposes. The estimated lives of property and equipment are generally as follows:

Computer equipment and software	3 years
Furniture and fixtures	3 years
Leasehold Improvements	3-5 years

Expenditures for additions, major renewals and betterments are capitalized and expenditures for maintenance and repairs are charged to operations as incurred.

The cost of assets retired or sold and the related accumulated depreciation and amortization are eliminated from the accounts in the year of disposal, with the resulting gain or loss credited or charged to operations.

Revenue Recognition

The Company adopted ASC 606 - Revenue from Contracts with Customers on January 1, 2019 using the modified transition approach. The core principle of ASC 606 is that revenue should be recognized in a manner that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled for exchange of those goods or services. Refer to Note 3 for additional information regarding the Company’s revenue recognition policy under ASC 606.

Stock Option Plan

The Company accounts for its stock options granted in accordance with the provisions of FASB ASC 718 - Accounting for Stock Compensation. As permitted by FASB ASC 718, the Company measures compensation expense using the intrinsic value based method. Under the intrinsic value based method, compensation expense is generally recorded on the date of grant only if the fair value of the underlying stock exceeds the exercise price of the stock option. See Note 12 for additional information.

Income Taxes

Deferred income taxes relate to temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The temporary differences relate to the accruals and reserves, deferred rent, and net operating loss carryforwards. Based on the available objective evidence, including the Company’s history of losses, the Company provided for a valuation allowance against its net deferred tax assets at December 31, 2020 and 2019 to reduce the assets to their present value. It is estimated the net operating loss carryforwards will be used within the next five years.

The Company classifies interest related to unrecognized tax benefits in interest expense and penalties related to unrecognized tax benefits in operating expenses. No interest or penalties related to unrecognized tax benefits were recognized during the years ended December 31, 2020 and 2019.

The Company files tax returns in the U.S. federal and various state and local jurisdictions. U.S. Federal tax authorities have statutes of limitations of three years. State jurisdictions have statutes of limitations which generally range from three to five years.

Reclassification of Financial Statement Presentation

Certain reclassifications were made to the December 31, 2019 financial statements to conform to the December 31, 2020 financial statement presentation. Such reclassifications had no effect on the stockholders’ equity as previously reported.

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NOTE 2 - NEW ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016- 02, Leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification effecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company will evaluate the impact of the pending adoption of ASU 2016-02 on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables, and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets (other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. The ASU is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting this new guidance on its financial statements and does not expect the impact to be significant.

NOTE 3 - REVENUE RECOGNITION

The Company determines the appropriate revenue recognition for its contracts by analyzing the type, terms and conditions of each contract or arrangement with a customer. Revenue is recognized when the Company satisfies the performance obligation by transferring control over goods or services to a customer. The amount of revenue recognized is measured as the consideration the Company expects to receive in exchange for those goods or services pursuant to a contract with the customer. The Company does not recognize revenue in cases where collectability is not probable, and defers the recognition until collection is probable or payment is received. Sales taxes collected from its customers concurrent with its revenue activities are excluded from revenue.

The Company has elected the use the portfolio practical expedient related to its contracts. The portfolio practical expedient allows a Company to apply the guidance in ASC 606 to a portfolio of contracts with similar characteristics if the Company reasonably expects that the effects of applying this guidance would not differ materially from applying this guidance to the individual contracts within the portfolio.

The Company’s contracts generally dictate 30 day payment terms from the date of the invoice. Because of the duration of payment terms, the Company has elected to use the practical expedient which allows the Company to not assess whether a contract has a significant financing component if the Company expects, at contract inception, that the period between payment by the customer and the transfer of the promised goods or services to the customer will be one year or less.

The Company derives its revenue from recruiting services including research & sourcing, executive and professional searches, project based recruiting, and program outsourcing. Fees are billed by the hour or at a set fee. The Company also offers consulting services on human capital processes. Revenues are recognized when control of these services is transferred to its customers.

Performance Obligations

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied.

The Company’s performance obligations are satisfied at either a point in time or over time depending on the measure of progress applied toward the complete satisfaction in the transfer of control of the related goods and services to the customer.

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For contracts with multiple performance obligations, the Company allocates the transaction price to each performance obligation using the stand-alone selling price of each distinct good or service in the contract.

For performance obligations related to candidate and executive assessments and developmental sessions, control transfers to the customer at a point in time. Revenue recognition for assessments is at a point in time upon transfer of results to the customer. Due to the relatively short duration of developmental sessions, revenue is recognized upon completion of the respective services.

For performance obligations related to recruiting services including research & sourcing, executive and professional searches, project based recruiting, coaching, and program outsourcing, control transfers to the customer over time. Fees are billed by the hour or at a set fee. Revenue is recognized ratably over the term of contract or hourly as control of services are transferred.

Variable Consideration.

Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based upon historical experience and known trends. The Company elected the “as invoiced” practical expedient to allow the Company to recognize revenue in the amount at which the entity has the right to invoice. Applying this practical expedient allows the Company to recognize revenue for reimbursements at the time of billing rather than attempting to estimate the reimbursement at the onset of the engagement.

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates the Company’s revenue based on the timing of the satisfaction of performance obligations for the year ended December 31:

	2020	2019
Point in time	$249,160	$460,470
Over time	3,779,156	4,944,235
Revenue from contracts with customers	$4,028,316	$5,404,705

Contract Balances

Contract assets arise when recorded revenue for a contract exceeds the amounts billed under the terms of such contract. Contract liabilities arise when billed amounts exceed revenue recorded. Amounts are billable to customers upon various measures of performance, including achievement of certain milestones and completion of specified units of completion of the contract.

Contract assets primarily relate to the Company’s right to consideration for work completed but not billed at the reporting date. The contract liabilities primarily relate to advance consideration received from customers for customer contracts, for which transfer of control of products or performance of service occurs in the future, and therefore revenue is recognized upon completion of the performance obligation.

The timing of revenue recognition may not align with the right to invoice the customer. The Company records client fees receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized at the time of invoicing, a contract liability is recorded. Capitalized commissions are included in prepaid expenses and unbilled revenues are included in other receivables in the accompanying balance sheets.

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The following table summarizes client fees receivable, contract assets, and contract liabilities:

	2020	2019	2018
Client fees receivable	$774,690	$522,993	$731,643
Contract assets:
Capitalized commissions	1,779	9,831	6,554
Unbilled revenues	29,969	8,882	-
Contract liabilities:
Unearned revenues	115,482	266,658	268,803

Costs Incurred to Obtain a Contract

The Company has elected to recognize the incremental costs of obtaining a contract (e.g. commissions) over the life of the related contract. The costs are capitalized as incurred and amortized over the life of the contract as revenues are recognized.

NOTE 4 - DISCLOSURES PERTAINING TO STATEMENT OF CASH FLOWS

	2020	2019
Cash paid during the year for -
Interest	$22,406	$19,512
Income taxes	(1,349)	981

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2020 and 2019 is summarized by major classification as follows:

	2020	2019
Computer equipment and software	$18,047	$18,047
Furniture and fixtures	26,091	26,091
Leasehold Improvements	29,234	29,234
	73,372	73,372
Accumulated depreciation and amortization	(71,273)	(65,455)
	$2,099	$7,917

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NOTE 6 - LINE OF CREDIT

The Company has a line of credit with First Business Bank. The terms of the line of credit for December 31, 2020 and 2019 are as follows:

	2020	2019
Available balance	$300,000	$500,000
Total borrowings, as of December 31,	$250,000	$360,000
Effective interest rate	LIBOR + 3%	LIBOR + 3%
Interest rate, as of December 31,	3.50%	4.69%
Loan expiration date	June 30, 2021	December 29, 2020

The line of credit is subject to certain non-financial covenants. The Company was in compliance with all covenants for the years ended December 31, 2020 and 2019.

The line of credit is also secured by a general business security agreement pledging all assets of the Company. A stockholder of the Company has personally guaranteed the note in the amount of $100,000.

NOTE 7 - SUBORDINATED DEBT

The Company had a $15,000 subordinated note agreement entered into in October 2015.

The note requires principal payments on the last day of the quarter in the amount of $1,875 and monthly interest payments at 10%. Outstanding principal and accrued interest is due at maturity. Interest charged to operations during the year ended December 31, 2019 totaled $279.

The Company paid-off the remaining loan balance in September 2019.

NOTE 8 - OPERATING LEASES

The Company leases office space through operating leases in Wisconsin and Illinois. The lease in Wisconsin expires in September 2021 and the lease in Illinois expired in December 2020. Rent expense under the leases totaled $131,033 and $130,745 for the years ended December 31, 2020 and 2019, respectively.

Future minimum lease payments required under the Wisconsin operating lease as of December 31, 2020 is as follows:

Year Ending December 31,	Amount
2021	$63,116
$63,116

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NOTE 9 - INCOME TAXES

The components of the Federal and state income tax provision (benefit) are summarized as follows for the years ended December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Current Federal	$1,349	$981
	1,349	981
Deferred
Federal	(3,300)	(30,000)
	(3,300)	(30,000)
Total income tax provision (benefit)	$(1,951)	$(29,019)

As of December 31, 2020, the Company has $5,913,200 of Federal and $4,414,400 of state net operating loss carryforwards available to reduce future Federal and state taxable income. The net operating loss carryforwards will begin to expire in 2026 for Federal tax purposes and 2020 for state tax purposes.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2020	2019
Deferred Tax Assets
Accruals and reserves	$4,400	$81,500
Deferred rent	-	2,400
Net operating loss carryforward	1,517,300	1,440,000
Total deferred tax assets	1,521,700	1,523,900
Valuation allowance	(356,300)	(361,800)
Net deferred tax assets	$1,165,400	$1,162,100

NOTE 10 - COMMON AND PREFERRED STOCK

At December 31, 2020 and 2019, common and preferred stock consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Par Value	Amount
Common stock	30,000,000	17,912,685	$0.01	$180,018
Preferred stock	1,000,000	-	$0.01	$-

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In 2020, the Company acquired 25,000 of its own shares from a prior investor. In 2019, the Company acquired 594 of its own shares from prior investors. The prior investors relinquished their shares to the Company and accordingly, the Company recorded these shares in treasury stock at no value. There are 89,134 and 64,098 shares in treasury stock as of December 31, 2020 and 2019, respectively.

NOTE 11 - TRANSACTIONS WITH RELATED PARTIES

Two stockholders of the Company are from the insurance company that provides business insurance and negotiates professional liability insurance. Payments to the insurance company and its affiliates were $10,302 and $10,581 in 2020 and 2019, respectively.

Several stockholders of the Company are from a local law firm that the Company uses for legal services. Payments for legal expenses were $52,839 and $5,789 in 2020 and 2019, respectively. Accrued legal expenses were $19,715 and

$2,445 at December 31, 2020 and 2019, respectively.

A stockholder is the CEO of a consulting firm that does business with the Company. Payments for the services were

$42,353 and $10,660 in 2020 and 2019, respectively. Accrued service fees were $3,300 at December 31, 2020. The stockholder personally guarantees the line of credit and received compensation of $2,500 during 2020.

NOTE 12 - STOCK OPTIONS

The Company’s 2004 employee stock option plan permits the grant of stock options for up to 3,809,338 shares of common stock. Option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of grant; those option awards generally vest 25% after the first year and then on an annual basis for the next three years and have ten-year contractual terms. All options expire ten years from the grant date. There were 7,500 and 141,918 of outstanding options at December 31, 2020 and 2019, respectively. There were no unvested options outstanding as of December 31, 2020. There were 51,559 unvested options outstanding as of December 31, 2019.

A summary of option activity under the employee stock option plan as of December 31, 2020 and 2019, and changes during the years then ended is presented below:

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual
	Shares	Exercise Price	Term
Outstanding at January 1, 2019	141,918	$0.15	2.09
Granted	-
Exercised	-
Forfeited or expired	-
Outstanding at December 31, 2019	141,918	$0.15	2.09
Granted	-
Exercised	-
Forfeited or expired	(134,418)
Outstanding at December 31, 2020	7,500	$1.00	4.00
Exercisable at December 31, 2020	7,500	$1.00	4.00

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The Company follows the accounting topic of FASB ASC 718 - Accounting for Stock Compensation. FASB ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements. Cost is measured based on the fair value of the instruments issued. The Company has elected not to use the market value approach to valuing stock options, but rather use the option price.

NOTE 13 - 401(K) PLAN

The Company has a qualified profit sharing plan for all eligible employees which provides for discretionary Company contributions as determined by the Board of Directors of the Company, limited to the maximum amount deductible for Federal income tax purposes. The plan also provides that employees can elect to make contributions to the plan in accordance with Section 401(k) of the Internal Revenue Code. The Company contributes an amount that is based on a ratio of each participant’s compensation to compensation of all eligible participants. The Company did not make a discretionary contribution to the profit sharing plan or 401(k) plan during 2020 or 2019.

NOTE 14 - NOTE PAYABLE, PAYCHECK PROTECTION PROGRAM

In April 2020, the Company applied for and was granted a loan under the Paycheck Protection Program (PPP) of the CARES Act, which was enacted on March 27, 2020, in the amount of $663,622 through First Business Bank. Funds from the loan may only be used for payroll, health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations incurred.

Under the terms of the PPP, certain amounts of the loan may be forgiven by the US Small Business Administration (SBA) if used for qualifying expenses as described in the CARES Act. Any amounts not granted forgiveness by the SBA, must be repaid over 24 months with interest at the rate of 1.00% per annum. Payments on the unforgiven loan amount are deferred to either (1) the date that the SBA remits the borrower’s loan forgiveness amount to the lender or (2) if the borrower does not apply for loan forgiveness, 10 months after the end of the of the borrower’s loan forgiveness covered period. Management filed for loan forgiveness with the SBA and believes the entire amount of the loan will meet the criteria for forgiveness.

NOTE 15 - SEVERANCE AGREEMENTS

During 2020, several key employees were terminated. The total severance pay to be paid to these employees equaled $238,091. The amounts are to be paid in accordance with the terms of the severance agreements through October 2021. The Company redeemed 25,000 shares of common stock that was previously held by one of the employees at no cost.

One of the employees had deferred compensation in the amount of $163,992 as of December 31, 2019. Upon termination, the outstanding balance of deferred compensation was settled as part of the severance agreement.

NOTE 16 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 29, 2021, the date on which the financial statements were available to be issued.

On December 27, 2020, the Economic Aid Act was signed into law. The Economic Aid Act extends legislation to provide continuing relief for small businesses that have been negatively impacted by the COVID-19 pandemic. One of the provisions of the Economic Aid Act adds a second draw of the Paycheck Protection Program, which provides loans to small businesses to prevent layoffs and business closures during the pandemic. If certain conditions are met, the funds received from the second draw of the Paycheck Protection Program are forgivable. Accordingly, management has taken measures to ensure the continuity of the Company during the pandemic including receiving a loan under the second draw of the Paycheck Protection Program in the amount of $663,622 on February 11, 2021.

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